SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549






                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 8, 1999
                                                         ---------------



                              Albemarle Corporation
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             (Exact name of registrant as specified in its charter)


          Virginia                       1-12658                54-1692118
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(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)



           330 South Fourth Street, Richmond, Virginia        23219
        ----------------------------------------------------------------
            (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code     (804) 788-6000
                                                   ----------------------

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Item 5.  Other Events.


On March 8, 1999, Albemarle Corporation (the "Company") announced that it will offer to acquire the outstanding shares of Albright & Wilson plc, headquartered in London, tendering for shares at 130 pence or about $2.08 per share. Based on Albright & Wilson's 313.8 million shares outstanding, the offer price is expected to be approximately $657 million. The offer has been recommended by Albright & Wilson's Board of Directors. The offer will be made through Albemarle U.K. Holdings Limited, a newly formed United Kingdom corporation and wholly-owned indirect subsidiary of the Company.

The offer will not be made to Albright & Wilson's shareholders in the United States, Japan, Canada or Australia.

Albright & Wilson is a United Kingdom chemicals company with leadership positions in phosphate chemicals used in beverages and as detergent builders and in purified phosphoric acid. Albright & Wilson operates in three business areas -- phosphates, surfactants and phosphorus derivatives and acrylics -- and its annual sales are approximately $1 billion to $1.2 billion. Albright & Wilson employs approximately 5,000 people.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     ALBEMARLE CORPORATION
                                       (Registrant)


Date:  March 11, 1999                By: /s/ E. Whitehead Elmore

                                     Name: E. Whitehead Elmore

                                     Title: Senior Vice President